Exhibit 23.3

Consent of Independent Auditor

The Shareholders

Spetner Associates, Inc.

Saint Louis. Missouri

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of Reliance Global Group, Inc. of our report dated March 31, 2025, relating to the consolidated financial statements of Spetner Associates, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Urish Popeck & Co., LLC

Pittsburgh, Pennsylvania

May 6, 2025